                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
      (e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


EURONET WORLDWIDE, INC.
-------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                            EURONET WORLDWIDE, INC.
                            4601 COLLEGE BOULEVARD
                                   SUITE 300
                             LEAWOOD, KANSAS 66211
                                 913-327-4200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002

   Euronet Worldwide, Inc., a Delaware corporation ("Euronet", "we" or "us"), will hold the Annual Meeting of our Stockholders on Wednesday, May 8, 2002 at 2:00 p.m. (Central time), at the Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas 66210, for the following purposes:

    1. To elect two directors, each to serve a three-year term expiring upon the 2005 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

    2. To approve the Euronet Worldwide, Inc. 2002 Stock Incentive Plan.

    3. To approve the issuance of up to three million shares of common stock, par value $0.02 per share, in order to exchange these shares for our 12 3/8% Senior Discount Notes due July 1, 2006 and warrants associated with the Notes, in transactions in which the shares could be valued at up to 25% less than market value.

    4. To ratify the appointment of KPMG Polska Sp. z o.o. ("KPMG") as Euronet's independent auditors for the year ending December 31, 2002.

    5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

   Our Board of Directors (the "Board") has fixed the close of business on April 1, 2002, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment of the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                           By Order of the Board

                                           Jeffrey B. Newman
                                           Executive Vice President
                                           General Counsel and Secretary

   April 8, 2002

                            EURONET WORLDWIDE, INC.
                            4601 COLLEGE BOULEVARD
                                   SUITE 300
                             LEAWOOD, KANSAS 66211
                                 913-327-4200

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002

                        DATE, TIME AND PLACE OF MEETING

   Euronet Worldwide, Inc. ("Euronet", "we" or "us") is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the "Board"), for use at the annual meeting of stockholders to be held on Wednesday, May 8, 2002, at 2:00 p.m. (Central time), at the Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas 66210, and at any adjournment of the meeting (the "Annual Meeting").

  Record Date; Outstanding Shares

   Stockholders at the close of business on April 1, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. The stockholders will be entitled to one vote for each share of Common Stock, par value $0.02 per share (the "Common Stock"), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the outstanding shares of Common Stock must be represented by proxy or in person at the Annual Meeting. On February 20, 2002, there were 23,035,994 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

  Date of Mailing

   We are first sending this proxy statement, the accompanying proxy and our annual report to stockholders for the year ended December 31, 2001 (the "Annual Report") to stockholders on or about April 8, 2002.

  Stockholder Proposals for the 2003 Annual Meeting

   We must receive any proposal of a stockholder to be presented at our annual meeting of stockholders in 2003, including the nomination of persons to serve on the Board, not later than December 8, 2002 in order for us to include it in the proxy materials for that meeting. Any proposal of a stockholder to be presented at our annual meeting of stockholders in 2003 which has not been included in our proxy materials must be received not later than February 22, 2003 to be considered timely. We reserve the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by February 22, 2003. Stockholders submitting proposals should submit them in writing and direct them to Euronet's secretary at our principal executive offices via certified mail, return receipt requested, to ensure timely delivery. We did not receive any stockholder proposals with respect to the Annual Meeting scheduled for May 8, 2002.

                            REVOCABILITY OF PROXIES

   Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet's secretary an instrument of revocation or a duly executed proxy bearing a later date.

                            VOTING AND SOLICITATION

   Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judge of elections appointed for the Annual Meeting. We will treat shares that are voted "For," "Against" or "Withheld From" a matter as being present at the meeting for purposes of establishing a quorum and also as shares entitled to vote at the Annual Meeting (the "Votes Cast"). We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum. Abstentions will count in determining the total number of Votes Cast with respect to a proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not count in determining the number of Votes Cast with respect to a proposal and, therefore, will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

                        PERSONS MAKING THE SOLICITATION

   Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

   WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT, NOT INCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO JEFFREY B. NEWMAN AT OUR ADDRESS SET FORTH ABOVE. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   As of the close of business on February 20, 2002, we had 23,035,994 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of the shares of our Common Officer, (ii) all Euronet Directors and Executive Officers as a group and (iii) each shareholder known by Euronet to own beneficially more than 5% of the Common Stock.

                                                               Beneficial Ownership
-                                                            -----------------------
                                                             Number of   Percent of
Stockholder                                                  Shares(1) Outstanding(1)
-----------                                                  --------- --------------
Directors and Named Executive Officers
 Michael J. Brown(2)........................................ 3,199,277      13.9%
 Daniel R. Henry(3).........................................   927,595       4.0%
 Kendall D. Coyne(4)........................................     7,667         *
 Jeffrey B. Newman(5).......................................   106,401         *
 James P. Jerome(6).........................................    26,529         *
 Miro I. Bergman(7).........................................    95,300         *
 Steven J. Buckley(8).......................................     2,333         *
 Thomas A. McDonnell(9).....................................     2,333         *
 Eriberto R. Scocimara(10)..................................     2,333         *
 M. Jeannine Strandjord.....................................     9,500         *
 Dr. Andrzej Olechowski.....................................    10,533         *

All Directors and Executive Officers as a Group (12 persons) 4,389,801      19.0%

Five Percent Holders

 DST Systems, Inc. (11)..................................... 2,186,930       9.5%
 333 West 11th Street
 Kansas City, Missouri 64105-1594

 Poland Partners L.P........................................ 1,769,446       7.7%
 c/o Corporation Trust Company
 1209 Orange Street
 Wilmington, Delaware 19801

 Waddell & Reed............................................. 2,136,350       9.3%
 6300 Lamar Avenue
 Overland Park, Kansas 66202

--------
* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.
(1) Calculation of percentage of beneficial ownership assumes the exercise by only the respective named stockholder of all options for the purchase of shares of Common Stock held by such stockholder, which are exercisable within 60 days of February 20, 2002.
(2) Includes an aggregate of 860,398 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 20, 2002 and an aggregate of 69,000 shares of Common Stock issuable under warrants exercisable within 60 days of February 20, 2002.
(3) Includes an aggregate of 855,795 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 20, 2002.
(4) Includes an aggregate of 5,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 20, 2002.
(5) Includes an aggregate of 91,950 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 20, 2002. Also includes 14,451 shares beneficially owned pursuant to a Loan Agreement program (the "Loan Program") implemented in October 1999 pursuant to which Euronet loaned sums to the employee in order to purchase shares of Common Stock on the open market.

(6) Includes an aggregate of 24,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 20, 2002.
(7) Includes an aggregate of 65,606 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 20, 2002. Also includes 22,194 shares of Common Stock beneficially owned pursuant to the Loan Program.
(8) Steven J. Buckley is also the President of Poland Partners L.P. Management Company, the advisor to Poland Partners L.P., a shareholder of Euronet, but disclaims ownership of the shares held by Poland Partners L.P. Mr. Buckley resigned from the Board on March 7, 2002.
(9) Thomas A. McDonnell is also the President of DST Systems, Inc., a shareholder of Euronet, but disclaims ownership of the shares held by DST Systems, Inc.
(10) Eriberto R. Scocimara is also the President and Chief Executive Officer of the Hungarian-American Enterprise Fund ("HAEF"), a shareholder of Euronet, but disclaims ownership of the shares held by HAEF.
(11) Includes an aggregate of 30,000 shares of Common Stock issuable under warrants exercisable within 60 days of February 20, 2002.

                             ELECTION OF DIRECTORS

   Our Directors and Executive Officers are as follows:

             Name                Age                    Position
             ----                ---                    --------
Directors                                                  -
 Michael J. Brown(1)............ 45  Chairman, Chief Executive Officer and Director
 Daniel R. Henry................ 36  President, Chief Operating Officer and Director
 Thomas A. McDonnell(1)(2)(3)... 52  Director
 Dr. Andrzej Olechowski(1)(2)(3) 66  Director
 Eriberto R. Scocimara(1)(2)(3). 52  Director
 M. Jeannine Strandjord(1)(2)(3) 56  Director
Executive Officers
 Kendall D. Coyne(4)............ 46  Chief Financial Officer
 Jeffrey B. Newman.............. 47  Executive Vice President, General Counsel
 James P. Jerome(5)............. 44  Executive Vice President, Managing Director
 Miro I. Bergman(6)............. 39  Executive Vice President, EMEA General
                                     Manager

--------
(1) Member of the Compensation Committee until November 27, 2001
(2) Member of the Audit Committee
(3) Member of the Stock Option Committee
(4) Mr. Coyne was appointed Chief Financial Officer effective May 8, 2001.
(5) Mr. Jerome was appointed Executive Vice President on November 27, 2001.
(6) Mr. Bergman was appointed Executive Vice President on January 8, 2001.

  Classified Board

   We currently have six directors divided among three classes as follows:
Class I--Michael J. Brown and M. Jeannine Strandjord; Class II--Eriberto R. Scocimara and Dr. Andrzej Olechowski; and Class III--Thomas A. McDonnell and Daniel R. Henry.

   On March 5, 2002, the Board of Directors expanded the Board to seven members, and appointed Dr. Andrzej Olechowski to the Board as a Class II director. Dr. Olechowski had previously served as a director of Euronet from 1996 until 2000. Steven J. Buckley resigned as director on March 7, 2002. This resignation was not motivated by a disagreement over our operations, policies or practices. By a written consent dated March 25, 2002, the Board reduced the number of directors to six.

   Mr. Brown and Mr. Henry are employee directors. The remaining four directors are independent directors.

   Two Class II directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2005. The Board has nominated Dr. Andrzej Olechowski and Eriberto R. Scocimara for election as Class II directors. Unless otherwise instructed, the proxy holders will vote the proxies received for Dr. Andrzej Olechowski and Eriberto R. Scocimara. In the event that Dr. Olechowski or Mr. Scocimara are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any alternative nominees who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that Dr. Olechowski or Mr. Scocimara will be unable or will decline to serve as a director.

   The election of each director requires an affirmative vote by the holders of a plurality of the outstanding shares of Common Stock present and entitled to be voted at the Annual Meeting.

   The following information relates to the nominees indicated above and to our other directors whose terms of office will extend beyond 2002. All directors have held their present positions for at least five years, except as otherwise indicated.

              Name of Director or       Current Term Expires
              Nominee                   --------------------
              -------------------
              Thomas A. McDonnell       2003
              Daniel R. Henry           2003
              Michael J. Brown          2004
              M. Jeannine Strandjord    2004
              Dr. Andrzej Olechowski*   2005
              Eriberto Scocimara*       2005
--------
* If elected at the Annual Meeting.

DR. ANDRZEJ OLECHOWSKI previously served as a Director of Euronet from its incorporation in December 1996 until his resignation in May 2000. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. At present Dr. Olechowski is with Central Europe Trust, Poland, a consulting firm. Former Chairman of Bank Handlowy, Dr. Olechowski sits on the International Advisory Board of Textron and boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw. If elected,
Dr. Olechowski's term will expire in May 2005, or when his successor is duly elected and qualified at the next Annual Meeting of Stockholders.

ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet's predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund ("HAEF"), a private company that is funded by the U.S. government and invests in Hungary. HAEF is a shareholder of

Euronet. Since 1984 he has been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, Carlisle Companies, Roper Industries, Quaker Fabrics and several privately owned companies. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M.B.A. from Harvard University. If elected, Mr. Scocimara's term will expire in May 2005, or when his successor is duly elected and qualified at the next Annual Meeting of Stockholders.

   The Board of Directors recommends that stockholders vote "FOR" election of Dr. Andrzej Olechowski and Eriberto R. Scocimara as Class II directors of Euronet.

  Other Directors

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet's predecessor companies. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc., a shareholder of Euronet. Since October 1984 he has served as Chief Executive Officer and since January 1973 (except for a 30-month period from October 1984 to April 1987) he has served as President of DST Systems, Inc. He is a director of BHA Group, Inc., DST Systems, Inc., Computer Science Corporation, Commerce Bancshares, Inc., Gramin Ltd. and Blue Valley Ban Corp. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance. Mr. McDonnell's term will expire in May 2003.

DANIEL R. HENRY founded the predecessor of Euronet with Michael Brown in 1994 and is serving as our President and Chief Operating Officer. Mr. Henry oversees Euronet's daily operations, including our overseas subsidiaries, and is responsible for our expansion into new markets. Prior to joining us, Mr. Henry was a commercial real estate broker for five years in the Kansas City metropolitan area where he specialized in the development and leasing of premier office properties. Mr. Henry received a B.S. in Business Administration from the University of Missouri--Columbia in 1988. Mr. Henry has been a Director of Euronet since our incorporation in December 1996 and he previously served on the boards of Euronet's predecessor companies. Mr. Henry is married to the sister of the wife of Michael J. Brown, the Chief Executive Officer of Euronet. Mr. Henry's term will expire in May 2003.

MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chief Executive Officer since 1994. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged with Informix in 1988. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Mr. Brown received a B.S. in Electrical Engineering from the University of Missouri--Columbia in 1979 and a M.S. in Molecular and Cellular Biology at the University of Missouri--Kansas City in 1996. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and he previously served on the boards of Euronet's predecessor companies. Mr. Brown is married to the sister of the wife of Daniel
R. Henry, President and Chief Operating Officer of Euronet. Mr. Brown's term will expire in May 2004.

M. JEANNINE STRANDJORD agreed to serve on our Board on March 26, 2001. Since November 1998, Ms. Strandjord has been Senior Vice President of Finance for the Long Distance Division of Sprint Corporation ("Sprint"), with responsibility for billing, accounting, budgeting, financial policy, financial systems, operational analysis, receivables management and decision support. Prior to November 1998, Ms. Strandjord was Senior Vice President and Treasurer for Sprint. She held that position since 1990. From 1986 to 1990, she served as Vice President and Controller of Sprint. Ms. Strandjord joined Sprint in January 1985, serving as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary. Prior to joining Sprint, Ms. Strandjord was Vice President of Finance for Macy's Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. Ms. Strandjord holds a bachelor's degree in accounting and business administration from the University of Kansas and is a certified public accountant. She is a member of the board of directors of American Century Mutual Funds and DST Systems, Inc., a shareholder of Euronet. Ms. Strandjord's term will expire in May 2004.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Collateral for Delivery of Surety Bond

   On September 12, 2000, Michael J. Brown, our CEO, pledged approximately $4 million of marketable securities that he owns (the "Pledge") to Travelers Insurance Company ("Travelers") in order to induce Travelers to provide a surety bond in the amount of $5 million on our behalf to the Hungarian bank, MKB (the "Surety Bond"). MKB provides cash to us for use in our ATM network in Hungary. We did not pay any consideration to Mr. Brown for providing the Pledge. As of March 18, 2002, we provided a letter of credit as collateral to secure the Surety Bond and the Pledge was released.

  Advance of Cash for Use in Czech Republic ATM Network

   In January and February 2001, Mr. Brown and his wife, Mildred E. Brown, made cash advances to us totaling $500,000 for use in our Czech Republic ATM network. The advances have been made at a rate of interest of 10% per annum. We did not grant any security for these advances, which have been made on a rolling six-month basis. We repaid this loan on January 9, 2002.

  Credit Facility

   On June 28, 2000, we entered into an unsecured revolving credit agreement (the "Credit Agreement") providing a facility of up to $4.0 million from three of our shareholders as follows: DST Systems, Inc. ("DST") in the amount of $2.4 million; Hungarian-American Enterprise Fund ("HAEF") in the amount of $1.0 million; and Michael J. Brown in the amount of $600,000. Thomas A. McDonnell and Eriberto Scocimara, who are two of our directors, are the President and Chief Executive Officers of DST Systems, Inc. and HAEF, respectively. Draws under the facility bore interest at 10% per annum. The facility was originally available to be drawn upon until December 28, 2000, and repayment of any draws was to be due June 28, 2001. The facility was amended and renewed twice (on December 28, 2000 and June 28, 2001). The date for drawing was extended by these amendments to December 28, 2001 and the maturity date was extended to June 28, 2002.

   In lieu of a commitment fee, the Credit Agreement provided for issuance of 100,000 warrants to these lenders on execution of the agreement, pro rata to their contributions to the facility. In addition, it provided for issuance of 80,000 warrants pro rata to these lenders for each $1 million drawn by us under the facility. All warrants were to have one-year expiration dates. The exercise price of the warrants for DST and HAEF was set at the average closing share price, as quoted on the Nasdaq SmallCap Market, for 10 trading days prior to the warrant issue date, less 10 percent. The exercise price for Michael J. Brown was originally the same as for the other lenders. It was revised by an amendment to the Credit Agreement on January 27, 2002 to be no less than the full trading price of our stock on Nasdaq as of the date of the agreement providing for grant of the warrants, with the amount of the discount that would have resulted from the original terms of the Credit Agreement to be paid to Mr. Brown in cash.

   On May 29, 2001 we drew $2.0 million under this facility and issued 160,000 warrants with respect to this draw.

   We issued warrants as required under the Credit Agreement as of the time of execution of the agreement on June 28, 2000 and the draw-down on May 29, 2001. In addition, we issued 100,000 warrants upon each extension of the Credit Agreement, that is, on December 28, 2000 and June 28, 2001. The exercise prices for the warrants for DST and HAEF were $7.00 per share for the 100,000 warrants issued as of June 28, 2000, $4.12 per share for the 100,000 warrants issued as of December 29, 2000, $5.92 per share for the 160,000 warrants issued as of May 29, 2001 and $6.70 per share for the 100,000 warrants issued as of June 28, 2001. The exercise prices for the warrants for Michael J. Brown were $8.25 per share for the 100,000 warrants issued as of June 28, 2000, $4.12 per share for the 100,000 warrants issued as of December 29, 2000, $7.05 per share for the 160,000 warrants issued as of May 29, 2001 and $9.00 per share for the 100,000 warrants issued as of June 28, 2001.

   We repaid all amounts outstanding under the Credit Agreement on March 21, 2002, and the Credit Agreement was terminated.

  Loans to Executives

   We have made loans in the amount of $73,000 and $47,500, respectively, to Mr. Bergman, our Executive Vice President and Mr. Newman, our Executive Vice President and General Counsel, under a Loan Agreement Program implemented in October 1999 pursuant to which Euronet loaned sums to Mr. Newman and Mr. Bergman in order to purchase shares of Common Stock on the open market. These are non-recourse, non-interest bearing loans with a maturity date of July 30, 2004. Mr. Bergman and Mr. Newman have used the proceeds to purchase 22,194 and 14,451 shares, respectively, of our Common Stock that have been pledged to secure the loans. The full amount of these loans are currently outstanding.

   In addition, we made a $35,000 loan to Mr. Newman in October 1998, at an interest rate of 7%, primarily to defray certain moving and other personal expenses incurred by Mr. Newman in connection with his family's move from Hungary to France. This loan was repayable in December 2000, but has been extended for an additional two years to December 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   To our knowledge, based solely on a review of copies of reports available to us, during 2001, our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Form 3s (Initial Statement of Beneficial Ownership of Securities) were filed late following the appointments of Miro I. Bergman as Executive Vice President, Kendall D. Coyne as Chief Financial Officer, M. Jeannine Strandjord as a Director and James P. Jerome as Executive Vice President. These appointments took place on January 8, 2001, May 8, 2001, May 30, 2001 and November 27, 2001, respectively, and a Form 3 should have been filed within 10 days of each of these appointments. The Form 3 for Mr. Bergman was filed on October 18, 2001, the Form 3 for Mr. Coyne was filed on October 3, 2001, the Form 3 for Ms. Strandjord was filed on November 25, 2001 and the Form 3 for Mr. Jerome was filed on February 13, 2002.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board held seven meetings (including telephonic meetings) during 2001. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held (during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served (during the periods for which he or she was a member). The Board has a standing Audit Committee, a standing Compensation Committee and a standing Stock Option Committee. The Board does not have a standing nominating committee.

  Audit Committee

   The Audit Committee of the Board of Directors met three times in 2001. The Audit Committee has oversight responsibilities with respect to our financial audit and reporting process, system of internal controls and processes for monitoring compliance with law. The Committee is also responsible for maintaining open communication among the Committee, management and our outside auditors. However, the Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors.

   Thomas A. McDonnell, M. Jeannine Strandjord, Eriberto Scocimara and Andrzej Olechowski are the current members of the Audit Committee. Each member of the Audit Committee is "independent" under the listing standards of the Nasdaq SmallCap Market.

   The Audit Committee performs its oversight functions and responsibilities pursuant to a written charter adopted by our Board.

  Report of the Audit Committee

   The Audit Committee has reviewed and discussed with our management Euronet's audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee has also discussed with KPMG Polska Sp. z o.o. ("KPMG"), our independent auditors, all matters required by generally accepted auditing standards to be discussed. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1.

   Based on this review and these discussions, and consistent with the Audit Committee's roles and responsibilities described above and in the Committee's charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

  Compensation Committee

   The Compensation Committee, which is comprised entirely of independent directors, met once in 2001 to review and approve the compensation levels of our executives. In addition, the full Board dealt with staffing and executive compensation matters throughout the year, with the management board members recusing themselves with respect to decisions regarding management compensation. The Compensation Committee makes determinations with respect to salaries and bonuses payable to our executive officers. Thomas A. McDonnell,
M. Jeannine Strandjord, Andzrej Olechowski and Eriberto Scocimara are the current members of the Compensation Committee. In addition, among our current directors, Michael J. Brown was a member of this Committee until November 27, 2001.

  Compensation Committee Interlocks and Insider Participation

   Of the members of our Compensation Committee in 2001, Michael J. Brown is our Chief Executive Officer and President. Mr. Brown did not participate in decisions relating to his own compensation.

   As we described above under the section entitled "Certain Relationships and Related Transactions," on September 12, 2000, Michael J. Brown, our CEO, pledged approximately $4 million of marketable securities that he owns (the "Pledge") to Travelers Insurance Company ("Travelers") in order to induce Travelers to provide a surety bond in the amount of $5 million on our behalf to the Hungarian bank, MKB (the "Surety Bond"). MKB provides cash to us for use in our ATM network in Hungary. We did not pay any consideration to Mr. Brown for providing the Pledge. As of March 18, 2002, we provided a letter of credit as collateral to secure the Surety Bond and the Pledge was released. In January and February 2001, Mr. Brown and his wife, Mildred E. Brown, made cash advances to us totaling $500,000 for use in our Czech Republic ATM network. The advances have been made at a rate of interest of 10% per annum. We did not grant any security for these advances, which have been made on a rolling six-month basis. We repaid this loan on January 9, 2002.

   On June 28, 2000, we entered into an unsecured revolving credit agreement (the "Credit Agreement") providing a facility of up to $4.0 million from three of our shareholders as follows: DST Systems, Inc. ("DST") in the amount of $2.4 million; Hungarian-American Enterprise Fund ("HAEF") in the amount of $1.0 million; and Michael J. Brown in the amount of $600,000. Thomas A. McDonnell and Eriberto Scocimara, who are two of our directors, are the President and Chief Executive Officers of DST Systems, Inc. and HAEF, respectively. Draws under the facility bore interest at 10% per annum. The facility was originally available to be drawn upon until December 28, 2000, and repayment of any draws was to be due June 28, 2001. The facility was amended and renewed twice (on December 28, 2000 and June 28, 2001). The date for drawing was extended by these amendments to December 28, 2001 and the maturity date was extended to June 28, 2002.

   In lieu of a commitment fee, the Credit Agreement provided for issuance of 100,000 warrants to these lenders on execution of the agreement, pro rata to their contributions to the facility. In addition, it provided for issuance of 80,000 warrants pro rata to these lenders for each $1 million drawn by us under the facility. All warrants were to have one-year expiration dates. The exercise price of the warrants for DST and HAEF was set at the average closing share price, as quoted on the Nasdaq SmallCap Market, for 10 trading days prior to the warrant issue date, less 10 percent. The exercise price for Michael J. Brown was originally the same as for the other lenders. It was revised by an amendment to the Credit Agreement on January 27, 2002 to be no less than the full trading price of our stock on Nasdaq as of the date of the agreement providing for grant of the warrants, with the amount of the discount that would have resulted from the original terms of the Credit Agreement to be paid to Mr. Brown in cash.

   On May 29, 2001 we drew $2.0 million under this facility and issued 160,000 warrants with respect to this draw.

   We issued warrants as required under the Credit Agreement as of the time of execution of the agreement on June 28, 2000 and the draw-down on May 29, 2001. In addition, we issued 100,000 warrants upon each extension of the Credit Agreement, that is, on December 28, 2000 and June 28, 2001. The exercise prices for the warrants for DST and HAEF were $7.00 per share for the 100,000 warrants issued as of June 28, 2000, $4.12 per share for the 100,000 warrants issued as of December 29, 2000, $5.92 per share for the 160,000 warrants issued as of May 29, 2001 and $6.70 per share for the 100,000 warrants issued as of June 28, 2001. The exercise prices for the warrants for Michael J. Brown were $8.25 per share for the 100,000 warrants issued as of June 28, 2000, $4.12 per share for the 100,000 warrants issued as of December 29, 2000, $7.05 per share for the 160,000 warrants issued as of May 29, 2001 and $9.00 per share for the 100,000 warrants issued as of June 28, 2001.

   We repaid all amounts outstanding under the Credit Agreement on March 21, 2002, and the Credit Agreement was terminated.

  Stock Option Committee

   The Stock Option Committee, which is comprised solely of independent directors who are also members of the Compensation Committee, did not meet in 2001. The full Board adopted a policy commencing in the year 1999, which was complied with during the full year 2001, of reviewing and approving option grants during each of its meetings. The Stock Option Committee is available between Board meetings to make determinations with respect to grants of options to officers and other of our key employees. Thomas A. McDonnell, Dr. Andrzej Olechowski, Eriberto R. Scocimara and M. Jeannine Strandjord are the current members of the Stock Option Committee.

  Compensation of Directors

   We pay each director a fee of $3,000 for each board meeting attended in person, $1,000 for each telephonic Board meeting attended and $1,000 for participation in a Committee meeting. In addition, commencing May 2001, we grant each director an option to purchase 10,000 shares of our Common Stock upon appointment to the Board and an option to purchase 10,000 shares for each year of service as a director. These options have a three-year vesting period and a strike price that is equal to the closing trading price of our Common Stock on the Nasdaq SmallCap Market on the day of the grant. We also reimburse directors for out-of-pocket expenses incurred in connection with the directors' attendance at meetings.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information regarding the compensation awarded or paid by us to our Chief Executive Officer and to the four other most highly compensated of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 during the year ended December 31, 2001 (the "Named Executive Officers") for the periods indicated:

                          Summary Compensation Table

                                Annual Compensation    Long-Term Compensation
                             ------------------------- -----------------------
                                                                    Securities
                                                                    Underlying
                                                       Other Annual  Options/
 Name and Principal Position Period Salary($) Bonus($) Compensation  SARS(#)
 --------------------------- ------ --------- -------- ------------ ----------
 Michael J. Brown...........  2001    58,333   80,000          0      30,000
   Chief Executive            2000   158,333        0          0          --
   Officer                    1999   200,000        0          0          --
 Daniel R. Henry............  2001   161,875   80,000          0      30,000
   President and              2000   171,135        0          0          --
   Chief Operating Officer    1999   175,000        0          0          --
 Jeffrey B. Newman..........  2001   205,000   20,500     33,853(1)   19,200
   Executive Vice President   2000   202,000   20,000     35,000(1)   10,000
   General Counsel            1999   190,000        0     30,584(1)   28,321
 Miro I. Bergman............  2001   206,250   52,500     18,000(2)   37,500
   Managing Director          2000   177,348   60,000     18,000(2)       --
   EMEA                       1999   160,450        0     18,000(2)   35,000
 James Jerome...............  2001   165,000   24,750          0      35,000
   Executive Vice             2000   135,000   20,000          0      10,000
   President
 Software Solutions.........  1999   120,000        0          0      30,000

--------
(1) Reimbursement of tuition paid for attendance of Mr. Newman's children at American schools abroad and travel allowance.
(2) Housing allowance.

  Option Grants in Last Fiscal Year

   The following table provides certain information concerning options granted to our Named Executive Officers during the year ended December 31, 2001. All the options described below were granted under either the 1996 Euronet Long-Term Incentive Stock Option Plan or the 1998 Euronet Stock Option Plan.

  Individual Grants

                          Summary Compensation Table

                                   Annual Compensation                     Long-Term Compensation
                  ------------------------------------------------------ ---------------------------
                                % of Total
                    Number of     Options
                   Securities   Granted to                               Potential Realizable Value
                   Underlying    Employees   Execise                       at Assumed Annual Rates
                     Options     in Fiscal  Price Per                    of Stock Price Appreciation
      Name         Granted(1)      Year       Share     Expiration Date      for Option Term (2)
----              ----------    ----------  ---------- ----------------- ---------------------------
                                                                             5%($)         10%($)
                                                                            -------       -------
Michael J. Brown.     10,000*          0.8% $     5.85 April 30, 2011     36,790         93,234
                      20,000*          1.5% $    16.40 November 27, 2011 206,277        522,748

Daniel R. Henry..     10,000*          0.8% $     5.85 April 30, 2011     36,790         93,234
                      20,000**         1.5% $    16.40 November 27, 2011 206,277        522,748

Jeffrey B. Newman     10,000           0.8% $     5.50 January 8, 2011    34,589         87,656
                       3,500*          0.3% $     5.85 April 30, 2011     12,877         32,632
                      10,000*          0.4% $    16.40 November 27, 2011  20,970         53,143

Miro I. Bergman..     20,000           1.5% $     5.50 January 8, 2011    69,178        175,312
                       7,500*          0.6% $     5.85 April 30, 2011     27,593         69,925
                       10,000*         0.8% $    16.40 November 27, 2011 103,139        261,374

James Jerome.....     10,000           0.8% $     5.50 January 8, 2011    34,589         87,656
                       6,000*          0.5% $     5.85 April 30, 2011     22,074         55,940
                       9,000           0.7% $    12.68 September 6, 2011  71,769        181,878
                       10,000*         0.8% $    16.40 November 27, 2011 103,139        261,374

--------
(1) All options except those marked with a double asterisk vest over five-year periods, in equal tranches of one-fifth per year, commencing on the first anniversary date of the grant. Options marked with a double asterisk vest four years after the date of grant. Vesting of the options marked with a single or double asterisk is accelerated and the options vest immediately if Euronet meets certain annual financial targets that are defined in the option grant. The options with April 30, 2011 expiration dates have vested completely as a result of the fact that Euronet met its annual performance target for the fiscal year 2001.
(2) Potential realizable value is based on the assumption that the shares appreciate at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the Securities and Exchange Commission and do not reflect any estimate by us of future price increases.

  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
  Values

   The following table sets forth certain information concerning options exercised by the Named Executive Officers during the year ended December 31, 2001 and options held by such individuals at December 31, 2001.

                                              Number of Securities     Value of Unexercised In-The
                                             Underlying Unexercised         Money Options at
                    Shares                 Option at December 31, 2001   December 31, 2001($)(2)
                   Acquired      Value     --------------------------- ---------------------------
Name              on Exercise Realized$(1) Execisable    Unexercisable Exercisable   Unexercisable
----              ----------- ------------ ----------    ------------- -----------   -------------
Michael J. Brown.       --           --     850,398         30,000     13,572,352       156,500
Daniel R. Henry..   20,000       99,560     845,795         30,000     13,937,034       156,500
Jeffrey B. Newman    1,300        5,341      87,100         34,450      1,133,429       330,808
Miro Bergman.....       --           --      62,781         57,190        584,664       517,394
James Jerome.....       --           --      18,000         57,000        227,800       525,980

--------
(1) Market value of underlying securities on the date of exercise, minus the exercise price.
(2) Market value of underlying securities on December 31, 2001 ($18.10), minus the exercise price of in-the-money options.

  Employment Agreements

   Mr. Brown serves as our Chief Executive Officer and Chairman of the Board pursuant to an employment agreement dated December 17, 1996. The term of this agreement expired on December 17, 2001, but it was automatically renewed on that date for an additional period of two years, until December 17, 2003. Under the terms of his agreement, Mr. Brown's salary for 1997 was $100,000, subject to annual review and adjustments by the Board. His salary was increased to $200,000 per year effective July 1, 1998 and remained at that level until September 2000, when Mr. Brown volunteered to reduce his salary. His salary was restored to its full amount as of October 1, 2001. We reimburse Mr. Brown for all reasonable and proper business expenses incurred by him in the performance of his duties under the agreement. The terms of the agreement also provide that Mr. Brown will be entitled to fringe benefits and perquisites comparable to those provided to any or all of our senior officers. In the event we terminate Mr. Brown's employment for certain reasons including serious misconduct, dishonesty or breach of the agreement (referred to in the agreement as "Cause"), or if Mr. Brown voluntarily terminates employment with us, he will be entitled to receive all compensation, benefits and reimbursable expenses accrued as of the date of this termination. If the agreement is terminated without Cause, then Euronet will be required to pay all compensation and benefits that are due to Mr. Brown under the agreement until the next expiration date of the agreement, which at present is December 2003. In the event Mr. Brown's employment with us is terminated by reason of death or disability (as defined in the agreement), he (or his designated beneficiary) will be paid his annual salary at the rate then in effect for an additional one-year period. The agreement includes a provision requiring payment of minimum severance of one year's salary in the event of dismissal following a "change of control" of Euronet (as defined in the agreement). The agreement also contains certain non-competition, non-solicitation and confidentiality covenants.
   We have entered into employment agreements on terms that are the same as those of Mr. Brown's agreement with Messrs. Henry (President and Chief Operating Officer), Newman (Executive Vice President and General Counsel) and Bergman (Executive Vice President). These agreements include the same duration and expiration dates, termination provisions (including those regarding termination with and without Cause), severance pay on "change of control" and non-competition, non-solicitation and confidentiality provisions. The only differences between these agreements and Mr. Brown's agreement relate to salary. We have described the base salary payable under each of these agreements in the Summary Compensation Table above.

   We do not have an employment agreement with Mr. Jerome.

  Benefit Plans

   We provide insurance benefits to our officers and other employees, including health, dental, and life insurance, subject to certain deductibles and copayments by employees.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee, which currently consists of four outside directors, administers our executive compensation programs. The Committee is responsible for establishing policies that govern both annual cash compensation and equity ownership programs.

  Overview and Philosophy

   Our executive compensation policies have the following objectives:

    -- To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success.

    -- To align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our stock option plans.

   Our compensation package for executives consists of a base salary, annual bonuses based on a combination of corporate and individual performance and stock options, which vest over a period of years.

Compensation Levels in 2001

  Base Salary

   We set initial base salary for executives and management-level employees within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Salary determinations upon hiring depend both upon the executive's salary at his previous place of employment and upon the individual's potential value to Euronet as measured by certain subjective non-financial objectives. The non-financial objectives include the individual's potential and actual contribution to Euronet as a whole, including his or her ability to motivate others, develop the skills necessary to grow as Euronet matures, recognize and pursue new business opportunities and initiate programs to enhance Euronet's growth and success.

   In reviewing base salaries on an annual basis and in determining bonuses, we balance the need to keep executives' compensation competitive as compared with market levels and with our financial performance as a whole, measured, among other things, by our stock price. Our stock price increased during the year 2001 from $4.50 on January 2, 2001 to $18.10 on December 31, 2001. This has substantially increased the in-the-money component of options held by management.

   In July 1998, Mr. Brown's salary was set at $200,000 and Mr. Henry's was set at $175,000. Neither salary has been increased since. Commencing October 15, 2000, Mr. Brown voluntarily waived payment of his salary entirely until further notice and Mr. Henry reduced his salary by 10%, also until further notice. Starting on October 1, 2001, Mr. Henry and Mr. Brown resumed drawing their full salaries.

   In view of compensation earned through grant of "milestone" share options at the time of our initial public offering in March 1997, the Committee believes that Mr. Brown's and Mr. Henry's overall compensation packages (base salary, incentive compensation and stock options) are within an appropriate range given the size and performance of Euronet.

  Annual Incentive Compensation and Stock Option Programs

   We established a bonus plan for 2001 that provided for payment of cash bonuses and the grant of options that vest immediately in the event we hit certain financial targets for the fiscal year 2001, defined by reference to our operating gain/loss as a whole or of the specific division to which an employee is attached. If the defined financial targets were met, cash bonuses were earned and became payable in four quarterly installments over the year 2002, and the "target vest" options were to become exercisable as of March 31, 2002. Since Euronet met the overall corporate financial target for the year 2001, the target vest options will vest as of March 31, 2002 and cash bonuses will be payable for the year 2001. Under this program, Mr. Brown and Mr. Henry earned bonuses of $80,000 each, Mr. Bergman earned a bonus of $52,500, Mr. Jerome earned a bonus of $24,750 and Mr. Newman earned a bonus of $20,500. We also paid bonuses to other management-level employees under this program.

   We sometimes pay discretionary bonuses based on a subjective evaluation of an employee's contribution to our success or the need to retain a specific individual. We did not pay any such bonuses to Named Executive Officers with respect to the year 2001.

  Stock Option Programs

   Our stock option plans are designed to promote a convergence of long-term interests between our employees and our stockholders and to assist in the retention of executives. During the year 2001, all option grants were proposed by management and approved by the Board.

   The initial grant of options to an executive is designed to be competitive with those of comparable companies for the level of job the executive holds and to motivate the employee to contribute to an increase in our stock price over time. We make additional grants periodically to reflect an executive's ongoing contributions to our success, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.

   Executives realize gains only if the stock price increases over the exercise price of their options and they exercise their options. Under the general terms of our stock option plans, options are to be granted at an option price equal to the fair market value of the Common Stock on the date of grant. Stock options generally vest over a five-year period in order to encourage key employees to remain with Euronet, but during 2001 Euronet also granted "target vest" options as described above in the section entitled "Annual Incentive Compensation and Stock Option Programs."

   Our stock traded in a wide band from a low of $4.50 to a high of $18.20 during the year 2001, closing at $18.10, a four-fold increase as compared with its price on January 2, 2001. As a result, most executive and upper-level management employees have a substantial in-the-money component in their stock options.

  Benefits

   Our executive officers are entitled to receive medical insurance benefits and may participate in our 401(K) plan. We match 50% of participant deferrals on the first 6% of employee deferrals, provided the participant's deferral is a minimum of 4% of salary. The amounts matched vest to the employees over 5 years.

   All of our employees are entitled to participate in an Employee Stock Purchase Plan (the "ESPP") that was established in June 2001. This plan, which has been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code, permits employees to purchase stock from us at a price that is equal to 85% of the trading price on the opening or the closing (at the employee's option) of certain three-month "offering periods." Because of the relatively steady increase in our stock price during the year, many employees took advantage of the ESPP and were able to purchase stock at prices that were substantially below the price of the stock as of the date of the purchase.

   The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 2001 for any of the Named Executive Officers except Mr. Newman.

  Conclusion

   Through our programs, a significant portion of our executive compensation is linked directly to individual and company performance in furtherance of strategic goals, as well as stock price appreciation. The Committee intends to continue the policy of linking executive compensation to company performance and stockholder return.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Audit Fees

   KPMG billed us aggregate fees of $336,478 for the audit of our annual financial statements and for reviews of the financial statements included in our Forms 10-Q, all for the year ended December 31, 2001.

  Financial Information Systems Design and Implementation

   No fees were billed during the 2001 fiscal year for Financial Information Systems Design and Implementation.

  All Other Fees

   For the 2001 fiscal year, KPMG (including KPMG entities other than KPMG Polska Sp. z o.o.) billed $323,403 in fees for all services other than those described above. These fees included $247,803 for non-audit fees consisting of tax compliance and tax advisory services, and $75,600 relating to due diligence services in connection with a potential acquisition target. The Audit Committee has considered whether the provision of these other services is compatible with maintaining KPMG's independence and has determined that it is compatible.

  Ratification of Appointment

   We employed KPMG to perform the annual audit and to render other services for 2001 and the Board has reappointed KPMG to render these same services in 2002. Representatives of KPMG will be available by telephone conference at the Annual Meeting to answer questions and discuss any matter pertaining to the report of Independent Public Accountants contained in the 2001 Annual Report to Stockholders, which accompanies this proxy statement. Representatives of KPMG will have the opportunity to make a statement, if they desire to do so.

  Approval of Proposal

   The ratification of the appointment of KPMG as our auditors for the year 2002 will require the affirmative vote of holders of a majority of our shares outstanding on the Record Date.

   The Board recommends that the stockholders vote "FOR" the ratification of the appointment of KPMG as Euronet's independent auditors for the fiscal year ending December 31, 2002.

                    APPROVAL OF THE EURONET WORLDWIDE, INC.
                           2002 STOCK INCENTIVE PLAN

  General

   Our Board is seeking stockholder approval of the Euronet Worldwide, Inc. 2002 Stock Incentive Plan (the "Plan"). A copy of the Plan is attached hereto as an exhibit and should be consulted for detailed information. All statements made herein regarding the Plan are only intended to summarize the Plan and are qualified in their entirety by reference to the Plan.

   If approved, the Plan will be in addition to two other option plans currently in effect at Euronet. The two other plans, adopted in 1996 and 1998, provided for the grant of options to purchase 2.4 million and 2 million shares, respectively. Approximately 32,000 options in the aggregate remain available for grant under the 1996 and 1998 plans.

  Purpose of the Plan

   The purpose of the Plan is to promote our long-term growth and profitability by providing our eligible and prospective directors, officers, employees and consultants with incentives to improve stockholder value and thereby to attract, retain and motivate the best available persons for positions of substantial responsibility.

  Description of the Plan

   Effective Date. The Plan became effective March 25, 2002 (the "Effective Date").

   Administration. The Plan will be administered by the Stock Option Committee (the "Committee"). The Board may act in lieu of the Committee on any matter within its discretion or authority, and may eliminate the Committee, or remove any Committee member, at any time in its discretion. The Committee has broad discretionary authority to administer the Plan, to make and modify Awards (which are defined below) and document Awards, to prescribe rules and regulations relating to the Plan, and to interpret the terms of the Plan and any Award agreements. In addition, the Plan authorizes the Board from time to time to authorize one or more of our officers to grant Options (which are defined below) to our officers and employees or those of our subsidiaries, and to determine the number of Options to be granted to these officers and employees. However, no officer is permitted to grant an Option either to himself or herself, or to any officer or employee who is a reporting person for purposes of Securities and Exchange Commission Rule 16.

   Types of Awards. Under the Plan, the Committee has discretionary authority to grant stock options ("Options"), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Shares"), deferred share awards ("Deferred Shares") and phantom rights ("Phantom Rights") (collectively, "Awards") to any employee, independent contractor or non-employee director of Euronet as the Committee shall designate. As of the Record Date, we, including our subsidiaries, had 384 officers and employees and 4 non-employee directors who were reasonably regarded as being eligible to participate in the Plan.

   Shares Available for Grants. If the stockholders approve this proposal, the Plan will reserve two million shares of our Common Stock for Awards granted pursuant to the Plan, subject to certain adjustments upon an event such as a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other similar event.

   Agreements Evidencing Awards; Stockholder Rights. Each Award granted under the Plan (except an Award of unrestricted stock) will be evidenced by a written Award agreement, which will contain provisions as the Committee in its discretion deems necessary or desirable.

   Options; Exercise Price; Term. Options may be either incentive stock options ("ISOs") having terms required under Section 422 of the Internal Revenue Code, or Options that are not ISOs ("NQSOs"). The Committee may grant Options sequentially in one resolution for a series of future grants. The exercise price as to any ISO may not be less than 100% of the fair market value (as determined under the Plan) of the optioned shares on the date of grant and 110% in the case of an employee who owns more than 10% of the outstanding Common Stock on the date of receiving an ISO grant. The per-share exercise price for each NQSO grant shall also not be less than the fair market value of the optioned shares on the date of the grant.

   Vesting.   Unless an Award agreement provides otherwise: (i) an independent contractor may immediately exercise any Option, and (ii) any other Option will become exercisable at the rate of 20% per year of the participant's service after the grant date.

   The Plan authorizes the Committee to unilaterally cancel any Option with respect to which the exercise price of the underlying shares is more than twice their fair market value on the date of the cancellation and for a continuous period of 20 or more business days beforehand. If the Committee exercises this discretion, each participant whose Options are cancelled will receive an amount that is not less than the product of (i) the number of shares that the participant had the vested right to purchase through exercise of the Option immediately before its cancellation, (ii) 25% of the fair market value per share on the date cancelled, and (iii) the ratio of such fair market value to the cancelled Option's exercise price per share.

   Dividend Equivalent Rights and Reload Grants. The Committee may award dividend equivalent rights entitling the recipient of an Option to receive amounts equal to the ordinary dividends that would be paid on shares, subject to an unexercised Award as if such shares were currently outstanding. The Committee will determine the method of any payment and the terms and conditions of any dividend equivalent rights granted. In addition, the Committee may include in any Option Award a provision under which a participant who exercises the Option (in whole or in part) through the surrender of shares held for at least six months will receive a new Option (the "Reload Option") to purchase an equivalent number of shares at their fair market value on the grant date of the Reload Option.

   SARs. SARs may be granted in connection with an Option or independently as determined by the Committee. The pricing restrictions in the Plan applicable to Options also apply to the exercise price of SARs. Upon the exercise of an Option in connection with which a SAR has been granted, the number of shares that the Option is exercised for shall reduce the number of shares subject to the SAR. Unless the Committee determines otherwise, upon exercise of a SAR and the surrender of the exercisable portion of any related Award, the participant will be entitled to receive payment of an amount equal to the excess of (a) the fair market value of a share on the date of exercise of the SAR over (b) the exercise price of this right as set forth in the Award agreement (or over the Option exercise price if the SAR is granted in connection with an Option), multiplied by (c) the number of shares with respect to which the SAR is exercised.

   Effect of Termination of Service. The Committee has broad discretion to determine the effect of a termination of continuous service, with the Plan requiring as follows unless the Committee determines otherwise: an Option or SAR may be exercised at any time during an employee's continuous service with Euronet or within 60 days thereafter unless (a) the Committee determines that the employee's continuous service terminates due to "cause" as defined in the Plan, in which case the participant's Option or SAR will lapse immediately and the participant must return any dividend equivalent rights granted by us, and
(b) an employee dies, in which case the Option or SAR remains exercisable for 90 days following the employee's death. In addition, no Option or SAR may be exercisable after expiration of its term or to a greater extent than the employee was entitled to exercise it when the employee's continuous service terminated. In the event a director or independent consultant terminates his directorate or service for any reason other than death, all Options and SARs then exercisable shall be exercisable for the remainder of their terms, subject to the terms of any Award agreement, subject to immediate forfeiture if a directorate is terminated for cause, and subject to expiration 90 days after a director's death. If an outside consultant dies, the consultant's estate may exercise any Options during their remaining term.

   Restricted Share Awards. The Committee may grant Restricted Share Awards that vest based on future conditions, and may include a purchase price if the Committee desires. The participant will receive a certificate or certificates for the appropriate number of shares after exercising the Restricted Share Award.

   Deferred Share Awards. The Committee may make discretionary Deferred Share Awards to select eligible persons subject to the terms of the Plan. At the end of each calendar year, or other periods approved by the Committee, the Committee will credit the participant's account with a number of Deferred Shares having a fair market value on that date equal to the compensation deferred during the year, and any cash dividends paid during the year on Deferred Shares previously credited to the participant's account. A participant may receive immediate distribution of all or a portion of his or her Deferred Shares on account of hardship (as defined in the Plan). Fractional shares will not be distributed, but will be paid out in cash.

   In all cases, we will generally distribute the Common Stock associated with a Deferred Share Award over the five-year period after the Award holder terminates service, subject to the holder's right to elect a different payout term and commencement date. Any distribution of Common Stock will include dividends that accrued after the date of the Deferred Share Award (with cash dividends being converted into Deferred Shares at the end of each fiscal year).

   Phantom Rights. The Committee may make discretionary Phantom Rights Awards with respect to Common Stock, may select eligible persons for these Awards, and may establish the terms and conditions under which Phantom Rights vest and are cashed out.

   Conditions on Issuance of Shares. The Committee has the discretionary authority to impose restrictions on shares of Common Stock issued pursuant to the Plan as it may deem appropriate or desirable, including the authority to impose a right of first refusal and to establish repurchase rights.

   Effect of Certain Transactions. Upon the later of (i) a change in corporate control or the execution of an agreement to effect an "Accelerating Event" (within the meaning of the Plan) and (ii) a participant's termination of service either involuntarily or for good reason (within the meaning of the Plan), all of the participant's Options and SARs will become fully exercisable, all other Awards will become fully vested, and the Committee may permit the participant to cancel outstanding Awards in exchange for a cash payment equal to the value of the cancelled Award.

   Duration of the Plan and Grants. The Plan prohibits Awards more than 10 years after its Effective Date. Each Award agreement for Options and SARs will set forth the periods during which they will be exercisable. The maximum term for an ISO (and a SAR granted in tandem with an ISO) may not exceed 10 years (five years if the participant owns more than 10% of the Common Stock on the date of grant).

   Modification of Awards. The Committee may modify an Award as long as the modification to the Award does not materially reduce the participant's rights or materially increase the participant's obligations as determined by the Committee.

   Amendment and Termination of the Plan. The Board may from time to time amend the terms of the Plan and, with respect to any shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension, or termination of the Plan will, without the consent of any affected participant, alter or impair any rights or obligations under any Award previously granted.

   Financial Effects of Awards. Euronet will receive no monetary consideration for the granting of Awards under the Plan. We will receive no monetary consideration other than the exercise price for shares of Common Stock issued to participants upon the exercise of their Options or SARs or the purchase price, if any, paid for Restricted Shares. We will also not receive monetary consideration upon the distribution of Common Stock satisfying Deferred Share or Phantom Rights Awards. Cash proceeds from the issuance of Common Stock pursuant to any Award will be added to our general funds to be used for general corporate purposes.

   Under the intrinsic value method that we follow under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the Option is granted. Nonetheless, disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of such stock-based awards.

   The Financial Accounting Standards Board of Directors has issued an interpretation of existing accounting treatment for stock-based compensation to individuals who do not qualify as employees or directors of Euronet. Among other things, this change requires recognition of compensation expense when Options are awarded to these individuals.

   The granting of SARs will require charges to our income based on the amount of the appreciation, if any, in the average market price of the Common Stock to which the SARs relate over the exercise price of those shares. If the average market price of the Common Stock declines subsequent to a charge against earnings due to estimated appreciation in the Common Stock subject to SARs, the amount of the decline will reverse these prior charges to our income (but not by more than the aggregate of these prior charges).

   The granting of Restricted Shares or Deferred Shares will require charges to our income in an amount equal to the fair market value, on the date of the Award, of the shares of Common Stock credited pursuant to the Award, with the expense generally being spread over any vesting period.

   The granting of Phantom Rights will require ongoing charges to our income based on changes in their vested value.

  Disclosure of Awards

   We have not yet made any Awards pursuant to the Plan and do not expect to do so before the Plan receives stockholder approval.

  Recommendation and Vote Required

   The Board has determined that the Plan is desirable, cost-effective, and produces incentives that will benefit us and our stockholders. The Board is seeking stockholder approval of the Plan in order to satisfy the requirements of the Internal Revenue Code for favorable tax treatment of ISOs, for an exemption under Section 162(m) of the Internal Revenue Code, and to satisfy the listing requirements of the National Association of Securities Dealers for national market system securities.

   Stockholder approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

   The Board of Directors recommends that stockholders vote "For" approval of the Plan.

APPROVAL OF ISSUANCE OF COMMON STOCK IN EXCHANGES OF EURONET'S SENIOR DISCOUNT
        NOTES PURSUANT TO SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933

   In June 1998 we issued 243,211 units consisting of 12 3/8% Senior Discount Notes due July 1, 2006 (the "Senior Discount Notes") and 729,633 warrants to purchase 766,114 shares of our Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission. Since 1998, we have exchanged a portion of the Senior Discount Notes and warrants for shares of our Common Stock in a number of unrelated transactions that were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). During 2001, we exchanged 97,700 units (principal amount of DM 97.7 million) of our Senior Discount Notes and 293,100 warrants for a total of 3,238,650 shares of Common Stock in 16 separate transactions pursuant to Section 3(a)(9).

   We believe these transactions are favorable to Euronet and are accretive to earnings per share. Each time we have exchanged debt for equity, we have reduced the amount of interest payable (which interest would reduce earnings) by more than the amount of dilution resulting to shareholders from the issuance of new shares. As a general rule, we intend to continue to enter into these types of exchange transactions when they are accretive to earnings per share, although we may wish to enter into transactions that are not accretive as the number of our bonds decreases, in order to be able to eliminate our outstanding bond debt entirely.

   Our Common Stock is listed on the Nasdaq SmallCap Market, and we have agreed to comply with Nasdaq's listing rules. Rule 4350 of the Nasdaq listing rules sets forth certain corporate governance standards for issuers whose Common Stock is listed on the Nasdaq SmallCap Market. Rule 4350 requires, among other matters, that a company obtain stockholder approval in connection with a transaction (other than a public offering) involving the sale or issuance of Common Stock at a price less than the market price of the Common Stock, if the transaction equals 20% or more of the Common Stock or the voting power of the company outstanding before the issuance. Our previous exchanges of Senior Discount Notes and warrants for shares of our Common Stock did not require stockholder approval under Rule 4350. However, in the future we may be presented with an opportunity to exchange Senior Discount Notes and warrants for shares of our Common Stock in a transaction or series of related transactions that require stockholder approval under Rule 4350.

   In the past six months the closing price of our Common Stock has ranged from $12.60 to $22.20. Due to the volatility of the trading price of our Common Stock we cannot predict with certainty the number of shares that would be issued in any of these exchanges in the future, or the discount, if any, of the shares exchanged. However, we wish to attempt to repurchase up to the full amount of our Senior Discount Notes outstanding, which as of the date of these proxy materials is $38 million face value. We intend to limit the exchange transactions in which we issue Common Stock to those in which we would obtain a discount to the market price of the Common Stock that does not exceed 25%.

   In order to take advantage of any opportunity that arises for exchanges of our Senior Discount Notes, we are asking you to approve the issuance of up to three million shares of Common Stock for use in these exchanges, within the discount parameters described above and on such other terms and conditions that the Board, in its discretion, considers favorable to Euronet. We ask that this authorization be available for us to conduct these exchanges for a period of four months from the date of the Annual Meeting.

   The Board recommends that the stockholders vote "FOR" approval of issuance of up to three million shares of Common Stock in exchanges of Senior Discount Notes pursuant to Section 3(a)(9) of the Securities Act, in exchange transactions where the shares of Common Stock could be issued at a discount of no more than 25% of the market price and on such other terms and conditions that the Board, in its discretion, considers favorable to Euronet.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the total cumulative return on the Common Stock from March 7, 1997 (the date of the IPO) through December 31, 2001 with the Center for Research in Security Prices ("CRSP") Total Returns Index for U.S. companies traded on the Nasdaq Stock Market (the "Market Group") and an index group of peer companies, the CRSP Total Returns Index for U.S. Nasdaq Financial Stocks (the "Peer Group"). The companies in each of the Market Group and the Peer Group were weighted by market capitalization. Returns are based on monthly changes in price and assume reinvested dividends. These calculations assume the value of an investment in the Common Stock, the Market Group and the Peer Group was $100 on March 7, 1997. Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol EEFT.

                                    [CHART]

               Comparison of Five - Year Cumulative Total Returns
                              Performance Graph for
                             EURONET WORLDWIDE, INC.

               Produced on 02/07/2002 including data to 12/31/2001

                                    Legend

  CRSP Total Returns Index for:    03/1997 12/1997 12/1998 12/1999 12/2000 12/2001
  -----------------------------    ------- ------- ------- ------- ------- -------
EURONET WORLDWIDE, INC............  100.0    51.7    17.9    50.4    32.9   120.7
Nasdaq Stock Market (US Companies)  100.0   120.8   170.3   316.4   190.3   151.0
Nasdaq Financial Stocks...........  100.0   138.1   134.2   133.3   143.9   158.3
SIC 6000--6799 US & Foreign

Notes

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 03/07/1997.

                                 OTHER MATTERS

   The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


                                        By Order of the Board,

                                        Jeffrey B. Newman
                                        Executive Vice President, General
                                        Counsel and Secretary

April 8, 2002

                                                                      EXHIBIT A

                            EURONET WORLDWIDE, INC.
                           2002 STOCK INCENTIVE PLAN

1.   PURPOSE

   This 2002 Stock Incentive Plan (the "Plan") for Euronet Worldwide, Inc. (the "Company") is intended to advance the interests of the Company through providing select current and prospective key employees, directors, and consultants of the Company with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to directors, consultants, and key employees of the Company to promote the success of the business.

2.   DEFINITIONS

   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "Award" shall mean any award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and Phantom Rights.

   (b) "Award Agreement" shall mean any written document setting forth the terms and conditions of an Award, as prescribed by the Committee.

   (c) "Board" shall mean the Board of Directors of the Company.

   (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (e) "Committee" shall mean (i) the committee that the Board appoints in its discretion to administer the Plan, and (ii) any committee of Delegated Officers whom the Board authorizes to make Awards pursuant to Section 3(c) of the Plan.

   (f) "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company.

   (g) "Company" shall mean Euronet Worldwide, Inc., a Delaware corporation.

   (h) "Deferred Shares" shall mean shares of Common Stock credited under
       Section 10 of this Plan.

   (i) "Delegated Officer" has the meaning set forth in Section 3(c) of this Plan.

   (j) "Exercise Price" shall mean the price per Share at which an Option or Stock Appreciation Right may be exercised.

   (k) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national interdealer quotation system, or
       (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.

   (l) "Good Reason" shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 20 days after the Participant provides written notice thereof: (i) the requirement that the Participant's principal service for the Company be performed more than 30 miles from the Participant's primary office as of an Accelerating Event (as defined in Section 12 hereof), (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant's base compensation in effect immediately before the Accelerating Event; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Accelerating Event, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Accelerating Event; or (v) a material diminution or reduction, on or after an Accelerating Event, in the Participant's responsibilities or authority, including reporting responsibilities in connection with the Participant's service with the Company.

   (m) "Group of Persons" shall mean a "group" as such term is defined in
       Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "Exchange Act").

   (n) "Incentive Stock Option" shall mean one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

   (o) "Non-Qualified Option" shall mean any Option that is not an Incentive Stock Option.

   (p) "Option" shall mean an Incentive Stock Option and/or a Non-Qualified Option.

   (q) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

   (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   (s) "Participant" shall mean any person who receives an Award pursuant to this Plan.

   (t) "Phantom Rights" shall have the meaning set forth in Section 11(a) of this Plan.

   (u) "Plan" shall mean this Stock Incentive Plan.

   (v) "Restricted Shares" shall mean Shares subject to restrictions imposed pursuant to Section 9 of this Plan.

   (w) "Share" shall mean one share of Common Stock.

   (x) "Stock Appreciation Right" shall mean the right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock pursuant to Section 8 of this Plan.

   (y) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   (z) "Ten Percent Stockholder" shall mean a Participant who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

3.  GENERAL ADMINISTRATION

   (a) The Plan shall be administered by the Committee, provided that (i) only directors who are "outside directors" within the meaning of Code Section 162(m) shall make awards to persons subject to that section, and (ii) only directors who are "non-employee directors" within the meaning of SEC Rule 16b-3 shall make awards to persons who are reporting persons for purposes of SEC Rule 16.

   (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Exercise Price; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   (c) Notwithstanding any provision to the contrary in Section 3(b) of this Plan, the Board may from time to time authorize one or more officers of the Company (each such officer, a "Delegated Officer") to do one or both of the following: (i) designate officers and employees of the Company or any Subsidiary to be granted Options; and (ii) determine the number of Options to be granted to such officers and employees; provided, however, that the Board may not authorize any Delegated Officer to grant an Option to (i) himself or herself, or (ii) any officer or employee who is a reporting person for purposes of SEC Rule 16. The Board resolution providing such authorization shall specify both the total number of Options that such Delegated Officer or Officers may grant and the formula for determining the Exercise Price for each Option granted hereunder, provided that the authorized Exercise Price shall be deemed to be the Fair Market Value of the underlying Shares if the Board does not specify a different formula for determining the Exercise Price for particular grants. Except as expressly provided herein, nothing in this Section 3(c) shall be construed as creating any limitations on the power or authority of the Board and the Committee to administer and operate the Plan.

   (d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.   GRANTING OF AWARDS

   The Committee may grant Awards under the Plan at any time during the term of the Plan (as established pursuant to Section 16).

5.   ELIGIBILITY

   (a) The Committee may grant Awards to any director, officer, key employee or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, key employee, or outside consultant of the Company or any Subsidiary as an inducement for such person to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of an inducement Award in the event that a recipient thereof is not retained to perform services for the Company with the period specified therein. In determining from time to time the officers and employees to whom Awards shall be granted and the number of shares to be covered by each Awards, the Committee shall take into account the duties of the respective officers and employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

   (b) At the time of the grant of each Option under the Plan, the Committee shall determine whether or not such Option is to be designated an Incentive Stock Option. Incentive Stock Options shall not be granted to a director or a consultant who is not an employee of the Company. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(e)(2) of the Plan; the exercise period of all other Options will be governed by Section 7(e)(3).

   (c) An Option designated as an Incentive Stock Option can, prior to its exercise, be changed to a Non-Qualified Option if the Participant consents to amend his Award Agreement to provide that the exercise period of such Option will be governed by Section 7(e)(2) of the Plan.

6.   STOCK

   The stock subject to Awards shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under the Plan shall be 2,000,000 shares, with a limit of 250,000 shares per Participant during the term of the Plan. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 12 hereof. If any outstanding Awards under the Plan for any reason expires or is cancelled or terminated without having been exercised or vested in full, the shares of Common Stock allocable to the unexercised or unvested portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

7.   TERMS AND CONDITIONS OF OPTIONS

   Each Option granted pursuant to the Plan shall be evidenced an Award Agreement in such forms as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

   (a) Exercise Price. Each Option shall state the Exercise Price, which in the case of Incentive Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. The Exercise Price per share for Non-Qualified Options shall also not be less than the Fair Market Value of a share of Common Stock on the effective date of grant of the Option. The Exercise Price shall be subject to adjustment as provided in
Section 12 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall generally be considered the day on which such Option is granted. However, the Committee may, in its sole discretion, grant a series of sequential Options to a Participant pursuant to a single resolution adopted by the Committee. Such a series of sequential Options will be treated as granted as of the specific future dates designated by the Committee and such Options will have an Exercise Price determined in each case by reference to the Fair Market Value of Common Stock as of the respective future dates as of which the Options are deemed granted. For example, as of May 15, 2002, the Committee could, in its sole discretion, grant a series of Options to a Participant equal to 1,000 shares of Common Stock which could be deemed by the Committee to be granted at the rate of 250 shares as of June 1, 2002 and at the rate of 250 shares as of the first day of each of the next three calendar months thereafter for an Exercise Price in each case equivalent to the Fair Market Value of 250 shares of Common Stock as of each of the deemed grant days.

   (b) Restrictions. Any Common Stock issued under the Plan may contain restrictions including, but not limited to, limitations on transferability, as the Committee may set forth in the Award Agreement effecting an Award.

   (c) Value of Shares. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000.

   (d) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Exercise Price or in a combination of cash and such shares, provided that any shares of Common Stock used to pay the Exercise Price must have been held by the Participant for no less than six (6) months. In addition, the Committee may provide in an Award Agreement for the payment of the Exercise Price on a cashless basis, by stating in the exercise notice the number of Shares the Participant elects to purchase pursuant to such exercise (in which case the Participant shall receive a number of Shares equal to the number the Participant would have received upon such exercise for cash less such number of Shares as shall then have a Fair Market Value in the aggregate equal to the Exercise Price due in respect of such exercise). The Committee may, in its discretion and for any reason, refuse to accept a particular form of consideration (other than cash, wire transfer of funds or a certified or official bank check) at the time of any Option exercise.

   (e)  Term and Exercise of Options

   (1) Unless the applicable Award Agreement otherwise provides, each Option granted to an independent contractor performing services for the Company shall be vested immediately and each Option granted to an employee or director shall become vested and first exercisable in the following installments:

                            Anniversary  Anniversary
                           Date of Grant Exercisable
                           ------------- -----------
                           Less than One     0%...
                           One..........    20%...
                           Two..........    40%...
                           Three........    60%...
                           Four.........    80%...
                           Five.........   100%...

   (2) Incentive Stock Options shall be exercisable over the exercise period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall not exceed five
(5) years from the date of grant of such Option.

   (3) Non-Qualified Options shall be exercisable over a period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Non-Qualified Option.

   (4) The exercise period of any Option shall be subject to earlier termination as provided in Section 7(g) and 7(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided that an Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

   (5) The Committee may unilaterally and without advance notice to any Participant cancel any Option with respect to which the Exercise Price per Share is more than twice the Fair Market Value per Share both on the date of the cancellation and for a continuous period of 20 or more business days before that date. In consideration for this cancellation, the Committee shall make a cash payment, to each Participant whose Options are cancelled, in an amount that is not less than the product of (i) the number of Shares that the Participant had the vested right to purchase through exercise of the Option immediately before its cancellation, (ii) 25% of the Fair Market Value per Share on the date cancelled, and (ii) the ratio of such Fair Market Value to the cancelled Option's Exercise Price per Share."

   (f)  Dividend Equivalency; Reload Grants

   (1) Any Option may, in the discretion of the Committee, provide for dividend equivalency rights under which the Participant shall be entitled to additional payments, in the nature of compensation, equal to the amount of dividends which would have been paid, during the period such Option is held, on the number of shares of Common Stock equal to the number of shares subject to such Option.

   (2) The Committee may in its discretion include in any Award Agreement with respect to an Option (the "Original Option") a provision awarding an additional option (the "Reload Option") to any Participant who delivers Shares in partial or full payment of the Exercise Price of the Original Option. The Reload Option shall be for a number of Shares equal to the number of Shares so delivered, shall have an Exercise Price equal to the Fair Market Value of a Share on the date of exercise of the Original Option, and shall have an expiration date no later than the expiration date of the Original Option. In the event that an Award Agreement provides for the grant of a Reload Option, such Award Agreement shall also provide that the Exercise Price of the Original Option be no less than the Fair Market Value of a Share on its date of grant, and that any Shares that are delivered in payment of such Exercise Price shall have been held for at least 6 months.

   (g)   Termination of Service

   Except as provided in this Section 7(g) and Section 7(h) hereof and except with respect to Options granted to an independent contractor performing services for the Company, an Option may only be exercised by persons who are employees or of the Company or any Parent or Subsidiary of the Company (or a corporation or a Parent or Subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), who have remained continuously, or directors so in service since the date of grant of the Option.

   In the event the directorship of a Participant who is a director of the Company shall terminate (other than by reason of death), all Options or unexercised portions thereof granted to such Participant which are then exercisable shall, unless earlier terminated in accordance with their terms, remain exercisable over the exercise period specified by the Committee in the Award Agreement; provided, however, that if the association of the Participant with the Company shall terminate for "cause" (as determined by the Committee), all Options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith; and further provided that all Options theretofore granted to such Participant which have not vested shall terminate forthwith.

   In the event a Participant who is an employee shall terminate all association with the Company (other than by reason of death), all Options or unexercised portions thereof granted to such Participant which are then exercisable may, unless earlier terminated in accordance with their terms, be exercised within sixty (60) days after such termination; provided, however, that if the association of the Participant with the Company shall terminate for "cause" (as determined by the Committee), all Options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith. A bona fide leave of absence shall not be considered a termination or break in continuity of employment for any purpose of the Plan so long as the period of such leave does not exceed ninety (90) days or such longer period during which the Participant's right to reemployment is guaranteed by statute or by contract. Where the period of such leave exceeds ninety (90) days and the Participant's right to reemployment is not guaranteed, the Participant's employment will be deemed to have terminated on the ninety-first (91st) day of such leave. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an employee any right to continue in the employ of the Company or any of its divisions or Parent or Subsidiaries or interfere in any way with the right of the Company or any such divisions or Parent or Subsidiary to terminate or change the terms of such employment at any time.

   Unless an Award Agreement provides otherwise, a Participant's changes or changes in status between employee and director shall not be considered a termination or break in continuity of employment for any purpose of the Plan. The Committee may, in its discretion, provide similar treatment for changes in the status of any independent consultant, and may so provide in an Award Agreement or future modification thereof.

   (h) Death of Participant. If a Participant who was an outside consultant when his Option was granted shall die, all Options heretofore granted to such Participant may be exercised at any time during the remaining period of their terms by the personal representative of the Participant's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death of the Participant. If a Participant shall die while a director of or employed by the Company or any Parent or Subsidiary of the Company, all Options theretofore granted to such Participant may, unless earlier terminated in accordance with their terms and to the extent already vested and exercisable, be exercised by the Participant or by the personal representative of the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death of the Participant, at any time within one year after the date of death of the Participant.

8.   STOCK APPRECIATION RIGHTS

   (a) Granting of Stock Appreciation Rights. In its sole discretion, the Committee may from time to time grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under the Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the Exercise Price of the Incentive Stock Option and the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

   (b) Exercise Price. The Exercise Price as to any particular Stock Appreciation Right shall not be less than the Fair Market Value of the Optioned Shares on the date of grant.

   (c) Timing of Exercise. The provisions of Section 7 regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of Stock Appreciation Rights.

   (d) Exercise of Stock Appreciation Rights. A Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Award Agreement granted to a Participant, provided that a Stock Appreciation Right may not be exercised for a fractional Share. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Award Agreement, a portion of) the excess of the then aggregate Fair Market Value of the number of Optioned Shares with respect to which the Participant exercises the Stock Appreciation Right, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Fair Market Value thereof, or any combination thereof.

   (e) Procedure for Exercising Stock Appreciation Rights. To the extent not inconsistent herewith, the provisions of Section 7 as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising Stock Appreciation Rights.

9.   RESTRICTED SHARE AWARDS

   (a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Participants. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

   (b) Earning Shares. Unless the applicable Award Agreement otherwise provides, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the schedule set forth in Section 7(e)(1), provided the Participant is a director, officer, employee or consultant on the scheduled vesting date. Notwithstanding the foregoing, each Participant shall become (100%) vested immediately upon termination of the Participant's service due to the Participant's disability or death.

   (c) Accrual of Dividends. Whenever Restricted Shares are paid to a Participant under this Plan, the Participant shall also be entitled to receive, with respect to each Restricted Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Restricted Shares are being distributed. The Committee may also, in its discretion distribute an appropriate amount of net earnings, if any, with respect to any cash dividends paid between the grant date of the Restricted Share Award and the distribution date of the Restricted Shares.

   (d)  Distribution of Restricted Shares.

      (1) Timing of Distributions; General Rule. Except as otherwise expressly stated in this Plan, the Committee shall distribute Restricted Shares and accumulated dividends and interest to the Participant or his beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

      (2) Form of Distribution. The Committee shall distribute all Restricted Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Restricted Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

   (e) Deferral Elections. If expressly authorized in an Award Agreement a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) may irrevocably elect, at any time at least 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, to defer the receipt of all or a percentage of the Restricted Shares that would otherwise be transferred to the Participant upon the vesting of such Award pursuant to Section 10 of this Plan. If such an election is made, the Restricted Shares shall be credited to the Participant's account as Deferred Shares on the date such Restricted Shares would otherwise have been distributed to the Participant.

10.   DEFERRAL ELECTIONS BY PARTICIPANTS.

   (a) Elections to Defer. The Committee may, in its discretion, authorize any Participant who is a director, consultant, or member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) to irrevocably elect to forego the receipt of cash compensation and in lieu thereof to have the Company credit Deferred Shares to an account payable to the Participant. Each election shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the election is invalid. Notwithstanding the foregoing sentence, elections shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the election.

   (b) Cash Earnings on Deferred Shares. On the last day of each fiscal year of the Company, the Committee shall credit to the Participant's account a number of Deferred Shares having a value equal to the sum of any cash dividends paid on Deferred Shares previously credited to the Participant's account. The Committee shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (c) hereof.

   (c) Distributions of Deferred Shares and Earnings. The Committee shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Company that end after the date on which the Participant's continuous service terminates, unless the Participant has properly elected a different form of distribution pursuant to an election (on a Form that the Committee approves) that the Committee receives either more than 90 days before an Accelerating Event or more than one year before the date on which the Participant's continuous service terminates for any reason.

   (d) Hardship Withdrawals. Notwithstanding any other provision of the Plan or a Participant's election hereunder, in the event the Participant suffers an unforeseeable hardship within the contemplation of this subsection, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

   (e) Rights to Deferred Shares. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

11.   PHANTOM RIGHTS

   (a) Awards. Awards of rights ("Phantom Rights") that relate indirectly to shares of Common Stock may be made under this Plan and set forth in an applicable Award Agreement. The Committee may, but shall not be required to, make Awards of Phantom Rights. Subject to the terms of this Plan, the Committee shall determine the terms of Phantom Rights Awards, may in its discretion provide for their settlement in cash, Restricted Shares or other consideration, and may impose different terms and conditions on a Phantom Rights Award than on any other Award made to the same recipient or other Award recipients.

   (b) Exercise of Phantom Rights. Unless an Award Agreement provides otherwise, Phantom Rights Awards become vested according to the schedule set forth in Section 7(e)(1).

   (c) Payment of Phantom Rights. Upon exercise of a vested Phantom Right, the holder thereof shall be entitled to receive a payment in respect of such Phantom Right calculated using the formula set forth in the Award Agreement (which shall relate to Shares available for Awards under the Plan).

   (d) Forfeiture of Phantom Rights. In making an Award of Phantom Rights, the Committee may impose a requirement that the recipient remain in the employment or service (including service as an advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Phantom Rights Right which has not been exercised, whether or not vested. Whether or not vested, a Phantom Rights Award shall expire on the earlier of (a) the expiration of the tandem Option or Restricted Share, if applicable, or (b) the expiration date set forth in the Award Agreement. The Committee shall have authority to determine whether to accelerate the termination of any forfeiture provisions contained in any applicable Award Agreement.

   (e) Rights as Stockholder; Dividends. A recipient of a Phantom Rights Award shall have no rights as a stockholder with respect to any Phantom Rights.

12.   EFFECT OF CERTAIN CHANGES

   (a) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Awards, and the price per Share pertaining to such Awards, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) In the event of a proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including but not limited to, a split-up, a split-off or spin-off, the Committee may provide that the holder of each Award then exercisable shall have the right to exercise such Award (at its then Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution or liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each Award granted under the Plan shall terminate as of a date to be fixed by the Committee, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Participant who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Award as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Award would not otherwise be exercisable.

   (c) If while unexercised or unvested Awards remain outstanding under the Plan (i) the Company executes a definitive agreement to merge or consolidate with or into another corporation or to sell or otherwise dispose of substantially all its assets, or (ii) more than 50% of the Company's then outstanding voting stock is acquired by any person or Group of Persons (any such event being an "Accelerating Event"), then from and after any later date on which a Participant's service with the Company (including any successor) terminates involuntarily or for Good Reason (any such date being referred to herein as the "Acceleration Date"), all Awards granted to the Participant shall be exercisable and vested in full, whether or not otherwise exercisable or vested. Following the Acceleration Date, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Awards, and to the amount and kind of shares or other securities or property receivable upon exercise or vesting of any outstanding Awards after the effective date of such transaction, and the price thereof (if applicable), and (b) the Committee may, in its discretion, permit the cancellation of outstanding Awards in exchange for a cash payment in an amount per share subject to any such Award determined by the Committee in its sole discretion, but not less than the difference between the Fair Market Value per share of Common Stock on the Acceleration Date, and the Exercise Price (if any) pertaining to the Award.

   (d) Subsections (a) and (b) of this Section 12 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities or any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option or Stock Appreciation Right then exercisable shall have the right to exercise such Option or Stock Appreciation Right solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option or Stock Appreciation Right might have been exercised upon such reclassification, change, consolidation or merger.

   (e) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

   (f) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

   (g) Except as hereinbefore expressly provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Common Stock subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13.  RIGHTS AS A STOCKHOLDER; NONTRANSFERABILITY

   (a) A Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by such Award until the date of the issuance of a stock certificate such Participant or transferee for such Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(f) or Section 12 hereof.

   (b) Nontransferability Of Awards. Awards granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the preceding sentence, the Committee, in its sole discretion, may permit the assignment or transfer of Awards (other than Incentive Stock Options except if permitted pursuant to Section 422 of the Code) and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee may determine.

14.  OTHER PROVISIONS

   The Award Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of rights pertaining to an Award and (ii) the inclusion of any condition not inconsistent with an Option designated by the Committee as an Incentive Stock Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws. In furtherance of the foregoing, at the time of any exercise of rights pertaining to an Award, the Committee may, if it shall determine it necessary or desirable for any reason, require the Participant as a condition to the exercise thereof, to deliver to the Committee a written representation of the Participant's present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant upon his exercise of part or all of the rights pertaining to an Award and a stop transfer order may be placed with the transfer agent. Each such Award shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Award upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the rights pertaining to an Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall not have the power to require or oblige the Company to register any Common Stock subject to an Award.

15.  AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES

   (a) No later than the date of exercise of any Option or Stock Appreciation Right, or the distribution of Shares to a Participant pursuant to a Restricted Share or Deferred Share Award, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld, and may satisfy minimum withholding consequences through the surrender of shares subject to the Award; and

   (b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to an Award.

16.  TERM OF PLAN

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date on which the Plan is adopted\ by the Board, provided that no Awards granted under the Plan shall become effective, vested, or exercisable unless and until the Plan shall have been approved by the Company's stockholders.

17.  SAVINGS CLAUSE

   Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations

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

promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

18.   AMENDMENT AND TERMINATION OF THE PLAN; MODIFICATION OF AWARDS

   (a) The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that requires stockholder approval under applicable law shall be contingent on such approval. Except as provided in Section 7 or 12 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted unless the written consent of the Participant is obtained.

   (b) Modification of Awards. The Committee may modify an Award, provided that no modification to such Award shall materially reduce the participant's rights or materially increase the participant's obligations as determined by the Committee.

19.  NONEXCLUSIVITY OF THE PLAN

   Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

20.  NATURE OF PAYMENTS

   (a) All Awards granted shall be in consideration of services performed for the Company by the Participant, except for inducement Awards, which shall be granted in consideration of a Participant's agreement to perform services for the Company and are subject to revocation in the event that such services are not performed.

   (b) All Awards granted shall constitute a special incentive benefit to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically otherwise provides.

21.  NONUNIFORM DETERMINATIONS

   The Committee's determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into nonuniform and selective Award Agreements, as to the persons to receive Awards and the terms and conditions of Awards.

22.  SECTION HEADINGS

   The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

   Adopted by the Board of Directors on March 25, 2002.


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


                           INCORPORATION BY REFERENCE


     . The following sections of Euronet's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001 are incorporated by reference in this proxy statement:


          . Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations;

          .   Item 7A -- Quantitative and Qualitative Disclosures About Market
              Risk;

          .   Item 8 -- Financial Statements and Supplementary Data; and

          . Item 9 -- Changes in and Disagreements With Accountants on Accounting and Financial Disclosure (which states "Not applicable" in the Form 10-K).

                             EURONET WORLDWIDE, INC.
                  FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURONET WORLDWIDE, INC. The undersigned holder of shares of Common Stock of Euronet hereby appoints Michael J. Brown, President and Chief Executive Officer, or failing him, Jeffrey B. Newman, Executive Vice President and General Counsel, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the annual meeting of stockholders of Euronet to be held on Wednesday May 8, 2002 at 11:00 a.m. (Central time), at the Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas 66210, USA, and at any adjournments thereof (the "Meeting"), and hereby revokes any proxy previously given by the undersigned. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to Euronet.

     Without limiting the general powers hereby conferred, with respect to Euronet's proposal to elect directors, the shares of Common Stock represented by this proxy are to be:

DIRECTORS

1.   Nominees:      (01)  Dr. Andrzej Olechowski
                    (02)  Eriberto R. Scocimara


[_]    VOTED FOR ALL NOMINEES

[_]    WITHHOLD ALL NOMINEES

[_]    FOR ALL EXCEPT

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list below. You shall consent to the election of the remaining nominee.

PROPOSALS

2.   Proposal to approve the Euronet Worldwide, Inc. 2002 Stock Incentive Plan.

[_]    Voted For
[_]    Voted Against
[_]    Abstain

3. Proposal to approve the issuance of up to 3 million shares of Common Stock for use in exchanges of Senior Discount Notes in which the shares of Common Stock could be issued at a discount of no more than 25% of the market price.

[_]    Voted For
[_]    Voted Against
[_]    Abstain


             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

                         (CONTINUED FROM PREVIOUS SIDE)

4.   Proposal to ratify the selection of KPMG as independent auditors for 2002.

[ ]  Voted For
[ ]  Voted Against
[ ]  Abstain

Please indicate your proposal selection by placing an "X" in the appropriate numbered box with blue or black ink only.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of each of the nominees set forth above and each of the proposals indicated above.

     Please sign exactly as your name(s) appear(s) on the books of Euronet. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated _______ ___, 2002


                                             Signature


                                             Signature, if Held Jointly

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

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